[EXECUTION COPY]




                         U.S. $55,000,000



                        CREDIT AGREEMENT,



                    dated as of July 16, 1993



                              among



                          WARNACO INC.,

                         as the Borrower,




             CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                         as the Lenders,



                               and



                     THE BANK OF NOVA SCOTIA,

                  as the Agent for the Lenders.





















                         CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of July 16, 1993, among
WARNACO INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA
("Scotiabank"), as agent (the "Agent") for the Lenders,

                       W I T N E S S E T H:


     WHEREAS, the Borrower and Scotiabank are parties to a letter agreement, dated as of February 1, 1993 (the "Existing Letter of Credit Facility"), pursuant to which Scotiabank provides a documentary letter of credit facility in favor of the Borrower and has issued those letters of credit (the "Existing Letters of Credit") listed on Schedule A hereto;

     WHEREAS, the Borrower has requested that the Lenders replace the Existing Letter of Credit Facility with this Agreement by providing a documentary letter of credit facility in an aggregate principal amount not exceeding the Letter of Credit Commitment Amount;

     WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which

          (a) Loans will be made by the RL Lenders to the Borrower from time to time prior to the Loan Commitment
     Termination Date; and

          (b) documentary Letters of Credit will be issued by the Issuer for the account of the Borrower and under the several obligations hereunder of the Lenders from time to time prior to the Letter of Credit Commitment Termination Date;

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such Commitments and issue and participate in such Letters of Credit, and the RL Lenders are willing to make such Loans to the Borrower; and

     WHEREAS, the proceeds of Loans will be used to reimburse the Issuer for payments made by the Issuer under the Letters of Credit, and proceeds of Letters of Credit will be used in connection with the Borrower's worldwide sourcing of merchandise;

     NOW, THEREFORE, the parties hereto agree as follows:












                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Agent" is defined in the preamble and includes each other
Person as shall have subsequently been appointed as the successor
Agent pursuant to Section 10.4.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently announced by Scotiabank at its Domestic Office as its base rate for Dollar loans; and

          (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower of changes in the Alternate Base Rate.

     "Assignee Lender" is defined in Section 11.11.1.

     "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 6.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base
Rate.

     "Borrower" is defined in the preamble.

     "Borrowing" means the making of Loans by the RL Lenders of the same type and, in the case of LIBO Rate Loans, having the same Interest Period in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Commitment" means, as the context may require, a RL Lender's Loan Commitment or the Issuer's or a Lender's Letter of Credit Commitment.

     "Commitment Amount" means, as the context may require, either the Loan Commitment Amount or the Letter of Credit
Commitment Amount.

     "Commitment Termination Date" means, as the context may require, either the Loan Commitment Termination Date or the Letter of Credit Commitment Termination Date.

     "Commitment Termination Event" means

          (a) the occurrence of any event or condition described in clauses (f) or (g) of Section 10.1 of the U.S. Credit
     Agreement; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 9.3, or

               (ii)  in the absence of such declaration, the
          giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

     "Credit Extension" means and includes

          (a) the advancing of any Loans by the RL Lenders in connection with a Borrowing; and

          (b) any issuance or extension by the Issuer of a Letter of Credit.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disbursement" means any payment made under a Letter of Credit by the Issuer to the beneficiary of such Letter of Credit.

     "Disbursement Date" is defined in Section 4.5.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "Draft" means and includes any draft, bill, cable or written demand for payment or receipt drawn or issued under a Letter of Credit.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

     "Event of Default" is defined in Section 9.1.

     "Excess" is defined in Section 11.17.

     "Existing Letter of Credit Facility" is defined in the first recital.

     "Existing Letters of Credit" is defined in the first recital.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business

     Day, for the next preceding Business Day) by the Federal
     Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

If for any reason the Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Agent at its New York Agency as its "Base Rate New York" shall be the Alternate Base Rate until the circumstances giving rise to such inability no longer exists.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means the fiscal year of the Borrower ending on or about December 31 of each year.

     "F.R.S. Board" means the Board of Governors of the Federal
Reserve System or any successor thereto.

     "GAAP" has the meaning set forth in the U.S. Credit
Agreement.

     "Goods" is defined in Section 8.1.3.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "including" means including without limiting the generality of any description preceding such term.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (e) all contingent liabilities of such Person in respect of any of the foregoing.

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Initial Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to the terms hereof or a Lender Assignment Agreement executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11.

     "Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof executed and delivered by the Agent and the Agent under the U.S. Credit Agreement pursuant to Section 6.1.6.

     "Issuance Request" means either (a) a request delivered by the Borrower to the Issuer in accordance with the provisions of the Tradexpress Agreement or (b) a request and certificate duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit B attached hereto (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower).

     "Issuer" means any affiliate, unit or agency of Scotiabank.

     "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one or two months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as such Loan may be made or as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c) no Interest Period may end later than the date set forth in clause (a) of the definition of "Loan Commitment
     Termination Date", as such date may be extended from time to time pursuant to the terms of this Agreement.

     "Lender Assignment Agreement" means a Lender Assignment
Agreement substantially in the form of Exhibit E hereto.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 4.1, and shall also mean and include each Existing Letter of Credit.

     "Letter of Credit Availability" means, at any time, the lesser of

          (a) $55,000,000, minus the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all Letter of Credit Outstandings, and

          (b)  $50,000,000.

     "Letter of Credit Commitment" means, relative to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to
Section 2.1.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letter of Credit pursuant to the terms of this Agreement.

     "Letter of Credit Commitment Amount" means, on any date a maximum amount of $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Letter of Credit Commitment Termination Date" means the earliest to occur of

                     (a) June 30, 1994 (as such date may be extended pursuant to the terms of this Agreement);

          (b)  the date on which the Letter of Credit Commitment
     Amount is terminated in full or reduced to zero pursuant to
     Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Letter of Credit Commitment shall terminate automatically and without any further action.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

          (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "LIBO Rate" is defined in Section 3.2.1.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate
(Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

     "LIBOR Office" means, relative to any RL Lender, the office of such RL Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of any RL Lender as designated from time to time by notice from such RL Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans hereunder.

     "LIBOR Reserve Percentage" is defined in Section 3.2.1.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" is defined in Section 2.1.1.

     "Loan Commitment" means, relative to any RL Lender, such RL
Lender's obligation to make Loans pursuant to Section 2.1.1.

     "Loan Commitment Amount" means $20,000,000, as such amount may be reduced by Section 2.2; provided, that notwithstanding anything to the contrary contained in this Agreement, unless and until (i) the RL Lenders receive a sole second priority Lien on all or substantially all of the assets of Warner's (United Kingdom) Limited and Warner's of Canada Ltd. located in the United Kingdom and Canada, respectively and (ii) the Liens securing the ASCO Debt (as defined in the U.S. Credit Agreement) owing to ASCO International Sourcing Limited (or its affiliates or assigns) are released, the Loan Commitment Amount shall not in any event exceed $10,000,000, as such amount may be reduced pursuant to Section 2.2. Notwithstanding anything to the contrary contained in this Agreement (including Section 2.1.3) in no event shall Scotiabank be required to make any Loans if and to the extent that, after giving effect to such Loans (and any adjustments to Scotiabank's Percentage (and its resulting pro rata portion of Letter of Credit Outstandings) required pursuant to the terms of this Agreement), the aggregate outstanding principal amount of Loans made by Scotiabank together with Scotiabank's Percentage of Letter of Credit Outstandings would exceed $40,000,000.

     "Loan Commitment Termination Date" means the earliest of

          (a) June 30, 1994, as such date may be extended pursuant to the terms of this Agreement;

          (b) the date on which the Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section
     2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Loan Commitment shall terminate automatically and without any further action.

     "Loan Document" means this Agreement, each Note, the Tradexpress Agreement, the Security Agreement and each other agreement, document or instrument delivered in connection with this Agreement, whether or not specifically mentioned herein.

     "Maximum Rate" is defined in Section 11.17.

     "Monthly Payment Date" means the last Business Day of each calendar month.

     "Note" means any promissory note of the Borrower payable to the order of a RL Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such RL Lender resulting from outstanding Loans made by such RL Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "Order" is defined in Section 4.6.

     "Organic Document" means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Participant" is defined in Section 11.11.

     "Percentage" means, on any date, relative to any Lender, its Initial Percentage; provided, however, at any time (and during any period) that the sum of (x) Scotiabank's Initial Percentage (under the heading "Letter of Credit" on the signature pages hereof) of the Letter of Credit Outstandings (after giving effect to any Letters of Credit to be issued by Scotiabank on such date) and (y) the aggregate outstanding principal amount of all Loans exceeds $40,000,000, the Percentage (under the heading "Letter of Credit" on the signature pages hereof) of each Lender other than Scotiabank shall equal the percentage obtained by dividing

          (a)  the product of such Lender's Initial Percentage
     (under the heading "Letter of Credit" on the signature pages hereof) and $50,000,000;

by

          (b) the excess of (i) $55,000,000 over (ii) the aggregate outstanding principal amount of all Loans,

and the Percentage of Scotiabank shall equal the excess of 100% over the sum of the Percentages of the Lenders other than Scotiabank.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Received Amount" is defined in Section 4.6.

     "Reimbursement Obligation" is defined in Section 4.6.

     "Required Lenders" means, at any time,

          (a) with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations in respect of Loans to be due and payable pursuant to Section 9.3, Scotiabank and at least one other Lender; and

          (b)  with respect to the declaration of the
     acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans to be due and payable pursuant to Section 9.3, and other Obligations in respect of Loans, RL Lenders holding Loans representing at least 51% of the aggregate principal amount of the Loans then outstanding.

     "RL Lender" means each Lender that is committed to make Loans to the Borrower pursuant to Section 2.1 to the extent set forth opposite such Lender's name under the column heading "Loans" on the signature pages hereto, as such percentage may be modified from time to time by way of an assignment or transfer by such RL Lender pursuant to Section 11.11.1 and reflected in a Lender Assignment Agreement. On the Effective Date Scotiabank was the only RL Lender and was the only Lender obligated to make Loans to the Borrower under this Agreement.

     "Scotiabank" is defined in the preamble.

     "Security Agreement" means the Security Agreement executed and delivered pursuant to Section 6.1.3, substantially in the form of Exhibit F hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Stated Amount" of each Letter of Credit means the maximum amount of such Letter of Credit that may then be drawn under such Letter of Credit.

     "Stated Expiry Date" is defined in Section 4.1.

     "Stated Maturity Date" means, in the case of any Loan, the date that is 60 days after the Loan Commitment Termination Date.

     "Stated Rate" is defined in Section 11.17.

     "Subject Property" is defined in Section 8.1.5.


     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Taxes" is defined in Section 5.6.

     "Tradexpress Agreement" means the Tradexpress Transmission
Agreement duly executed and delivered by the Borrower and the Issuer pursuant to Section 6.1.8 in substantially the form of
Exhibit I hereto.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCP" is defined in Section 11.16.

     "United States" or "U.S." means the United States of
America, its fifty States and the District of Columbia.

     "U.S. Credit Agreement" means the Credit Agreement, dated as of March 26, 1992, as amended and restated as of October 1, 1992, among the Borrower, The Warnaco Group, Inc., General Electric Capital Corporation, individually and in its capacity as Agent, Union Bank of Switzerland, individually and in its capacity as Co-Agent, The Bank of Nova Scotia, individually and in its capacity as Paying Agent and Term Loan B Co-Agent, Citibank, N.A., individually and in its capacity as Term Loan B Co-Agent, and certain other lenders and financial institutions parties thereto, as such agreement was in effect on the Effective Date, and as further amended, restated or waived from time to time with the consent of the Required Lenders hereunder solely for purposes of this Agreement, and regardless of whether such U.S. Credit Agreement is terminated, unless in connection with such termination a replacement credit facility satisfactory to the Required Lenders hereunder is entered into in which case, the affirmative and negative covenants in such facility shall become the subject of this Agreement.

     "Usury Restraint" is defined in Section 11.17.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Borrowing Request, Continuation/ Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4.  Accounting and Financial Determinations.
Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, GAAP.


                            ARTICLE II

           COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees as follows:

     SECTION 2.1.1. Loan Commitment. From time to time on any Business Day occurring prior to the Loan Commitment Termination Date, each RL Lender severally agrees, subject to the terms of this Agreement (including Article VI) that it will make loans (relative to such RL Lender, its "Loans") to the Borrower equal to its Percentage of the aggregate amount of the Borrowing of Loans requested by the Borrower to be made on such day or otherwise required to be made pursuant to the terms of Section
2.3. No RL Lender's obligation to make any Loan shall be affected by any other RL Lender's failure to make any Loan. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans. Notwithstanding anything contained herein to the contrary, so long as any RL Lender whose Percentage to make Loans is less than 51% shall be in default in its obligation to fund its pro rata share of any Loans (as notified to such Lender by the Agent, the Agent agreeing to use good faith efforts to give such notification promptly following the occurrence of such default) or shall have rejected its obligations under the Loan Commitment, then such RL Lender whose Percentage to make Loans is less than 51% shall not be entitled to receive any payments of principal of or interest on its pro rata share of the Loans or its share of any commitment or other fees payable hereunder unless and until
(x) the Loans of all the other RL Lenders and all interest thereon have been paid in full, (y) such failure to fulfill its obligation to fund is cured or (z) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, and for purposes of voting or consenting to matters with respect to the Loan Documents, such RL Lender shall be deemed not to be a "RL Lender" hereunder and such RL Lender's Percentage shall each be deemed to be zero (0). No Loan Commitment of any RL Lender shall be increased or otherwise affected by any such failure or rejections by any other RL Lender. Any payments of principal of or interest on Obligations which would, but for this Section, be paid to any RL Lender, shall be paid to the RL Lenders who shall not be in default under their respective Loan Commitments and who shall not have rejected any Loan Commitment, for application to the Obligations or cash collateral in respect of Letters of Credit in such manner and order (pro rata among such RL Lenders) as shall be determined by the Agent. The parties hereto acknowledge and agree that a RL Lender's failure to make a Loan based on the Borrower's failure to satisfy one or more of the conditions precedent to the making of Loans set forth in Article VI shall not be construed as such RL Lender being in default of its obligations to fund its pro rata share of Loans or a rejection of such RL Lender's obligations under the Loan Commitment.

     SECTION 2.1.2. Commitment to Issue Letters of Credit. From time to time on any Business Day, the Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with Article IV.

     SECTION 2.1.3.  Lenders Not Permitted or Required To Make
Loans or Issue Letters of Credit Under Certain Circumstances.

          (a) No RL Lender shall be permitted or required to make any Loan if, after giving effect thereto (and the payment of any Reimbursement Obligations with the proceeds of such Loans), the aggregate outstanding principal amount of all Loans

               (i)  together with all Letter of Credit
          Outstandings, would exceed $55,000,000, or

               (ii)  would exceed the then effective Loan
          Commitment Amount.

          (b) The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto

               (i) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans would exceed the Letter of Credit Availability amount, or

               (ii) any Lender's Percentage (after giving effect to any changes to such Percentage pursuant to the terms of this Agreement) of all Letter of Credit Outstandings would exceed such Lender's then effective Percentage of the Letter of Credit Commitment Amount.

     SECTION 2.2. Reduction of Commitment Amounts. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of either Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent.

     SECTION 2.3. Borrowing Procedure. (a) Upon any Disbursement being made in respect of a Letter of Credit, the Borrower shall (unless it shall have given notice to the Agent to the contrary prior to 3:00 p.m., New York time, three Business Days prior to the date of such Disbursement) be deemed to have delivered to the Agent a Borrowing Request pursuant to which the Borrower shall have been deemed to irrevocably request that the RL Lenders make a LIBO Rate Loan with a two month Interest Period in a principal amount equal to the amount of the Disbursement being made. The Borrower hereby acknowledges and agrees that each Borrower Request deemed to be delivered hereunder and the acceptance by the Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 6.2.1 and the representations and warranties set forth in Section 3.1 of the Security Agreement are in each case true and correct. Proceeds of such Loans shall be used to fund the Reimbursement Obligations in respect of Letters of Credit under which a Disbursement was made on the date of the Loan. In addition, to the extent that the amount available under the Loan Commitment is not sufficient to fund the entire amount of the Disbursement made on the date the Loans are being made, then the Borrower shall have been deemed to request that Scotiabank, in its capacity as Swingline Lender under the U.S. Credit Agreement, make a Swingline Loan (as such term is defined in the U.S. Credit Agreement) in an amount necessary to fund the remainder of such Disbursement (after giving effect to the Loans being made hereunder).
Notwithstanding anything to the contrary contained herein, Scotiabank shall only be required to make such Swingline Loans if the Borrower has satisfied all of the conditions to making a Swingline Loan under the U.S. Credit Agreement as in effect on the date of the making of such Swingline Loans and the Borrower hereby acknowledges and agrees that all the terms and conditions (including as to repayment, accrual of interest and otherwise) contained in the U.S. Credit Agreement shall be applicable to all Swingline Loans made pursuant to this Section.

     (b) In addition to the provisions of the making of Loans set forth in clause (a), above, by delivering a Borrowing Request to the Agent on or before 2:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice (in the case of LIBO Rate Loans) and on the date of such Borrowing (in the case of Base Rate Loans), that a Borrowing be made as other than a LIBO Rate Loan having a two month Interest Period or in an amount other than the full amount of Disbursement with respect to which such Loan is to be made.

On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of a LIBO Rate Loan, converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan unless such Loan is otherwise required to be paid pursuant to the terms of this Agreement (including the first sentence of Section 3.1)); provided, however, that no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. Funding. Each RL Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility all of the capital stock or other ownership interests of which are wholly-owned by such RL Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such RL Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such RL Lender for the account of such foreign branch, affiliate or international banking facility; provided, further that the Borrower shall not be required to pay any amount under this Section or Section 5.6 that is greater than the amount which it would have been required to pay had such RL Lender not caused such branch, affiliate or facility to make or maintain such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that such RL Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Notes. Each RL Lender's Loans under the Loan Commitment shall be evidenced by a Note payable to the order of such RL Lender in a maximum principal amount equal to such RL Lender's Percentage of Loans multiplied by $20,000,000. The Borrower hereby irrevocably authorizes each RL Lender to make (or cause to be made) appropriate notations on the grid attached to such RL Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any RL Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

     SECTION 2.7. Extension of Commitment Termination Date. The Letter of Credit Commitment Termination Date may be extended by the Lenders in their sole and absolute discretion upon written request of the Borrower received at least 60 days but not more than 90 days prior to the then effective Letter of Credit Commitment Termination Date (as such date may have been extended). The Lenders shall give written notice to the Borrower of their decision and, if approved, of the new Letter of Credit Commitment Termination Date; provided, that if and when the Lenders extend the Letter of Credit Commitment Termination Date, the Loan Commitment Termination Date shall be also extended by each RL Lender for the same number of days as the number of days by which the Letter of Credit Commitment Termination Date is extended; provided, further, that notwithstanding any other provision in this Agreement to the contrary, in no event shall the modified Letter of Credit Commitment Termination Date exceed 364 days from the then expiring Letter of Credit Commitment Termination Date. The Lenders shall give written notice to the Borrower of their decision within 30 days of request. In the absence of notice by any one of the Lenders, neither the then effective Letter of Credit Commitment Termination Date nor the Loan Commitment Termination Date shall be extended and each shall terminate and expire as otherwise provided in this Agreement.


                           ARTICLE III

            REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the entire unpaid principal amount of each Loan upon the earlier of (i) a date which is, at the election of the Borrower, no later than sixty (60) days following the date of the making of such Loan, and (ii) the Stated Maturity Date therefor (provided, that Loans made pursuant to clause (a) of Section 2.3 shall be payable on the termination of the two month

Interest Period with respect to such Loan). Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan; and

               (ii) all such voluntary prepayments shall require at least one Business Day's prior written notice to the Agent;

          (b) shall, on each date when any reduction in the Letter of Credit Commitment Amount shall become effective, make a mandatory prepayment (which shall be applied (or held as cash collateral for application, as the case may be) by the Agent first to the payment of Reimbursement Obligations of the then Letter of Credit Outstandings, and then to the payment of the aggregate unpaid principal amount of Loans then outstanding) equal to the excess, if any, of the aggregate, outstanding principal amount of all Letter of Credit Outstandings over the Letter of Credit Commitment Amount as so reduced;

          (c) shall, on each date when any reduction in the Loan Commitment Amount shall become effective, make a mandatory prepayment of the aggregate outstanding principal amount of all Loans then outstanding in an amount equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Loan Commitment Amount, as so reduced; and

           (d) shall, immediately upon any acceleration of the Stated Maturity Date of any Obligations pursuant to Section
      9.2 or Section 9.3, repay all Obligations, unless, pursuant to Section 9.3, only a portion of all Obligations is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 5.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Loan Commitment Amount.

      SECTION 3.2.  Interest Provisions.  Interest on the
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. Loans comprising a Borrowing shall accrue interest at a rate per annum:

           (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus a margin of 2 1/4%; or

           (b)  on that portion maintained as a LIBO Rate Loan
      (whether made pursuant to clause (a) or clause (b) of Section 2.3), during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve
      Adjusted) for such Interest Period plus a margin of 3 1/4%.

      The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate         =                 LIBO Rate
      (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotiabank, two Business Days before the first day of such Interest Period.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan and for a period approximately equal to such Interest Period.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage, if any (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the greater of (i) the Alternate Base Rate plus a margin of 3%, and (ii) the then applicable interest rate plus a margin of 1%.

      SECTION 3.2.3.  Payment Dates.  Interest accrued on each
Loan shall be payable, without duplication:

           (a)  on the Stated Maturity Date therefor;

           (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan (including, with respect to LIBO
      Rate Loans, on the last day of each applicable Interest
      Period for such LIBO Rate Loan);


           (c) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to the terms hereof, on the date of such conversion; and

           (d)  on that portion of any Loans the Stated Maturity
      Date of which is accelerated pursuant to Section 9.2 or
      Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the earlier of (a) the date upon which such Letter of Credit expires and (b) the date upon which the Stated

Amount of such Letter of Credit is irrevocably reduced to zero (by the making of a Disbursement by the Issuer or otherwise), of 1% per annum of the Stated Amount of such Letter of Credit, calculated daily in arrears. Such fee shall be payable by the Borrower in arrears on each Monthly Payment Date, and on the Letter of Credit Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                 SECTION 3.3.2. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Issuer an issuing fee in accordance with the fees currently paid by the Borrower on the Effective Date for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires.


                            ARTICLE IV

                        LETTERS OF CREDIT

      SECTION 4.1. Issuance Requests. By delivering to the Agent and the Issuer an Issuance Request (such request being, in the Borrower's sole discretion, either delivered (by telex, teletransmission or otherwise) in accordance with the terms of the Tradexpress Agreement or in the form attached hereto as Exhibit B) on or before 3:00 p.m., New York time on the Business Day on which a Letter of Credit is to be issued, the Borrower may request, from time to time prior to the Letter of Credit Commitment Termination Date that the Issuer issue an irrevocable sight documentary letter of credit in such form as may be requested by the Borrower and approved by the Issuer (each a "Letter of Credit"), to facilitate the Borrower's worldwide sourcing of merchandise. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

           (a) be issued in a Stated Amount which does not exceed (or would not exceed) the then Letter of Credit
           Availability;

           (b)  be stated to expire on a date (its "Stated Expiry
      Date") no later than the earlier of 180 days from its date of issuance and the Letter of Credit Commitment Termination
      Date; and

           (c)  on or prior to its Stated Expiry Date

                (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, and

                (ii)  reduce in part immediately and to the
           extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

So long as no Default has occurred and is continuing, by delivery to the Issuer and the Agent of an Issuance Request (such request being, in the Borrower's sole discretion, either delivered (by telex, teletransmission or otherwise) in accordance with the terms of the Tradexpress Agreement or in the form attached hereto as Exhibit B) on or before 3:00 p.m., New York time, on the Stated Expiry Date of any Letter of Credit, the Borrower may request the Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of 180 days from its date of extension and the Letter of Credit Commitment Termination Date. Notwithstanding any other provision in this Agreement to the contrary, the Issuer may in its discretion refuse to issue any Letter of Credit if such issuance would, in the Issuer's reasonable determination, contravene any sanctions, laws or regulations of any State of the United States or any Federal body or authority of the United States (including but not limited to the regulations of the Federal Reserve Bank) or the laws, regulations or sanctions of any other applicable jurisdiction or authority or if, in the Issuer's reasonable determination, any of the above-mentioned laws, regulations or sanctions would affect the Issuer's ability to perform its obligations with respect to any such Letter of Credit if issued.

      SECTION 4.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article
VI), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

      SECTION 4.3. Destruction of Goods, etc. Neither the Issuer nor its agents or correspondents shall be responsible for the negligence or fraudulence of any beneficiary of a Letter of Credit for the existence, nature, condition, description, value, quality or quantity of the Goods, for the packing, shipment, export, import, handling, storage or delivery thereof, or for the safety or preservation thereof at any time, and neither the Issuer nor its agents or correspondents shall be liable for any loss resulting from the total or partial destruction of or damage to or deterioration or fall in value of the Goods, or from the delay in arrival or failure to arrive of either the Goods or of any of the documents relating thereto, or from the inadequacy or invalidity of any document or insurance, or from the default or insolvency of any insurer, carrier or other person issuing any document with respect to the Goods, or from failure to give or delay in giving notice of arrival of the Goods or any other notice, or from any error in or misinterpretation of or default or delay in the sending, transmission, arrival or delivery of any message, whether in writing or not, by post, telegraph, cable, wireless or otherwise, and the obligations hereunder of the Borrower to the Issuer shall not be in any way lessened or affected if any Draft or document accepted, paid or acted upon by the Issuer or its agents or correspondents does not bear a reference or sufficient reference to a Letter of Credit or if no note thereof is made on a Letter of Credit.

      SECTION 4.4. Other Lenders' Participation. Each Letter of Credit issued pursuant to Section 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by the Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to Section 3.3.1, with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse the Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and in an amount equal to the amount of any drawing honored by the Issuer under a Letter of Credit issued by it, or in the event the Issuer must for any reason return or disgorge such reimbursement, the Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of the Issuer specified in such notice not later than 11:00 a.m., New York City time, on the Business Day after the date notified by the Issuer. In the event that any Lender fails to make available to the Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Alternate Base Rate plus 1%. Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from the Issuer any amounts made available by such Lender to the Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of the Issuer. The Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Issuer such other Lender's Percentage of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

      SECTION 4.5. Disbursements. The Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, and the delivery to the Issuer of all documents and instruments required as a condition to making a Disbursement under such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit (with proceeds of Loans (and, if applicable, Swingline Loans) pursuant to Section 2.3 or otherwise). If and to the extent that Loans (and, if applicable, Swingline Loans) are not made to fund a Reimbursement Obligation pursuant to Section 2.3, then the Borrower will reimburse the Issuer within one Business Day following the Disbursement Date for all amounts which the Issuer has disbursed under the Letter of Credit. After a Disbursement under a Letter of Credit, the Issuer shall only release and convey title to the Borrower in the Goods delivered by virtue of such Letter of Credit if and when the Borrower has (either through the making of Loans, Swingline Loans or otherwise) repaid the Issuer in full all Reimbursement Obligations in respect of such Letter of Credit.

      SECTION 4.6.  Reimbursement; Outstanding Letters, etc.
(a) The Borrower's obligation (a "Reimbursement Obligation") under Section 4.5 to reimburse the Issuer with respect to each Disbursement (including fees and interest thereon payable pursuant to Section 3.2.2 and Section 3.3.1), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute unconditional and irrevocable and shall not be reduced by any event or occurrence including, without limitation, any lack of validity or enforceability of a Letter of Credit or any Draft paid or acted upon by the Issuer or any of its correspondents being fraudulent, forged, invalid or insufficient in any respect, or be subject to any defense or be affected by any right of set-off, counter-claim or recoupment, or any other claims which the Borrower or any Lender may have against any beneficiary of any Letter of Credit, the Issuer or the transferee of any Letter of Credit or any other Person for any reason whatsoever. The obligations of the Borrower and the Lenders hereunder shall remain in full force and effect and shall apply to any alteration to or extension of the expiration date of any Letter of Credit or any Letter of Credit issued to replace, extend or alter any Letter of Credit during the term of this Agreement.

      (b) The Borrower shall pay to the Issuer an amount equal to then Stated Amount and all unpaid fees in respect of (i) any Letter of Credit outstanding under this Agreement upon any termination of this Agreement and (ii) any Letter of Credit which is affected by, or becomes the subject matter of, any order, judgment, injunction or other such determination (an "Order") or any petition or other application for any Order by the Borrower or any other party, restricting payment by the Issuer under and in accordance with such Letter of Credit or extending the Issuer's or any Lender's liability under such Letter of Credit beyond the expiration date stated therein, or if not stated therein, which would otherwise apply to such Letter of Credit. Payment in respect of each such Letter of Credit described in (i) and (ii) in this clause shall be due forthwith upon demand and in Dollars.

      (c) The Issuer hereby agrees that it will, with respect to each Letter of Credit subjected to any such demand for payment under the preceding clause (b), upon the later of:

           (i) the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating any applicable Order or permanently enjoining the Issuer from paying under such Letter; and

           (ii) the earlier of (x) the date on which either the original counterpart of such Letter of Credit is returned to the Issuer for cancellation or the Issuer is released by the beneficiary thereof from any further obligations in respect of such Letter of Credit, and (y) the expiry of such Letter of Credit;

pay to the Borrower an amount in Dollars equal to any excess of the amount received by the Issuer pursuant to clause (b) above in respect of such Letter of Credit (the "Received Amount") over the equivalent in Dollars of the total of amounts applied to reimburse the Issuer for amounts paid by it under such Letter of Credit, if any (the Issuer having the right to so appropriate such funds), together with an additional amount in Dollars computed by applying to the amount of such excess from time to time a per annum rate equal to 3% less than the Alternate Base Rate. Such additional amount shall be calculated daily on the basis of a 360 day year for the actual number of days elapsed from and including the date of payment to the Issuer of the Received Amount to (but not including) the date of return to the Borrower of the excess.

      SECTION 4.7. Deemed Disbursements. Upon the occurrence and during the continuation of any event or condition specified in clauses (f) or (g) of Section 10.1 of the U.S. Credit
Agreement or upon the occurrence and during the continuance of any other Event of Default,

           (a) an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and

           (b) upon notification by the Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so received by the Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuer. At any time when such Letters of Credit shall terminate and all Obligations of the Issuer are either terminated or paid or reimbursed to the Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuer), and the Issuer will return to the Borrower the excess, if any, of

           (c) the aggregate amount deposited by the Borrower with the Issuer and not theretofore applied by the Issuer to any Reimbursement Obligation over

           (d)  the aggregate amount of all Reimbursement
      Obligations to the Issuer pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Issuer shall return to the Borrower all amounts then on deposit with the Issuer pursuant to this Section together with an additional amount in dollars computed by applying to the amount so returned to the Borrower from time to time a per annum rate equal to 3% less than the Alternate Base Rate. Such additional amount shall be calculated daily on the basis of a 360 day year for the actual number of days elapsed from and including the date of payment to the Issuer by the Borrower to (but not including) the date of return to the Borrower of such amounts.

      SECTION 4.8. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Any action, inaction or omission taken or suffered by the Issuer or any of the Issuer's correspondents under or in connection with a Letter of Credit or any Draft made thereunder or any document relating thereto, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto shall be binding upon the Borrower and shall not place the Issuer or any of its correspondents under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuer and its correspondents may receive, accept or pay as complying with the terms of a Letter of Credit, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other Person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. The Borrower covenants that it will not take any steps, issue any instructions to the Issuer or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Issuer or its correspondents to honor and pay any Draft or Drafts.

      SECTION 4.9. Existing Letters of Credit. Upon the payment to Scotiabank of all fees and other amounts due and owing to Scotiabank under the terms of the Existing Letter of Credit Facility, such Existing Letters of Credit, and the amount and payment date of fees on Letters of Credit (including Existing Letters of Credit deemed to be Letters of Credit hereunder), shall be governed by this Agreement. Simultaneously with the effectiveness of this Agreement pursuant to Section 11.8, the Existing Letter of Credit Facility shall be terminated and of no further force and effect, except to the extent of any provisions of the Existing Letter of Credit Facility which by their express terms survive termination of the Existing Letter of Credit Facility.

                            ARTICLE V

              CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 5.1. LIBO Rate Lending Unlawful. If any RL Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such RL Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations the RL Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such RL Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 5.2. Deposits Unavailable. If any RL Lender shall have determined that

           (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

           (b)   by reason of circumstances affecting such RL
      Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO
      Rate Loans,

then, upon notice from such RL Lender to the Borrower and the Agent, the obligations of the RL Lenders under Section 2.3 and
Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until such RL Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist.

      SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each RL Lender for any increase in the cost to such RL Lender of, or any reduction in the amount of any sum receivable by such RL Lender in respect of, making or continuing (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Each RL Lender shall promptly notify the Borrower and the Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such RL lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such RL Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 5.4. Funding Losses. In the event any RL Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such RL Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding the loss of any anticipated or expected profits in respect of such LIBO Rate Loan) as a result of

           (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

           (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

           (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/
      Conversion Notice therefor,

then, upon the written notice of such RL Lender to the Borrower and the Agent, the Borrower shall, within five Business Days of its receipt thereof, pay directly to such RL Lender such amount as will (in the reasonable determination of such RL Lender) reimburse such RL Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 5.5. Increased Capital Costs, etc. If the implementation of or, after the date hereof, the introduction or any change in the interpretation of, or any change in its application to the Borrower, the Issuer and/or the Lenders of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including any eurocurrency or other reserve or special deposit requirement or any tax (other than tax which is on a Lender's general net or gross income or in respect of a Lender's franchise taxes) or any capital requirement, has, due to a Lender's or the Issuer's compliance, the effect, directly or indirectly, of (i) increasing the cost to such Lender or Issuer of performing its obligations hereunder or under any Letter of Credit or Loan; (ii) reducing any amount received or receivable by such Lender or Issuer or its effective return hereunder or in respect of any Letter of Credit or Loan or on its capital; or
(iii) causing such Lender or Issuer to make any payment or to forgo any return based on any amount received or receivable by such Lender or Issuer hereunder or in respect of any Letter of Credit or Loan, then upon demand from time to time the Borrower shall pay such amount as shall compensate such Lender or Issuer for any such cost, reduction, payment or foregone return upon receipt of the certificate referred to in the last sentence of this paragraph. The Borrower shall further indemnify the Issuer for all costs, losses and expenses incurred by the Issuer in connection with any Letter of Credit and agrees that the Issuer shall have no liability to the Borrower for any reason in respect of any Letter of Credit other than on account of the Issuer's gross negligence or wilful misconduct. Any certificate of the Issuer or any Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for manifest error, and shall set forth a determination of the amounts owing to the Issuer or such Lender in good faith using any reasonable averaging and attribution methods. Anything in this Agreement or any Loan Document to the contrary notwithstanding, no Lender or Issuer shall be indemnified for, exculpated from, or relieved from liability, under this Agreement or any Loan Document, for any act or omission constituting gross negligence or wilful misconduct.

      SECTION 5.6. Taxes. (a) Each payment made by the Borrower under this Agreement shall be made free and clear of, and without deduction for, any present or future withholding or other taxes imposed on such payments by or on behalf of any government or any political subdivision or agency thereof or therein, except for any income, franchise and other taxes imposed on the Lender (which for purposes of this Section 5.6 shall include any branch, affiliate or international banking facility created by a RL Lender to make or maintain a LIBO Rate Loan pursuant to Section 2.5) by the jurisdiction under the laws of which such Lender is organized or any political subdivision or agency thereof or by the jurisdiction of such Lender's branch or lending office or principal place of business (all such non-excluded taxes being hereinafter referred to as "Taxes"). Whenever any Taxes are payable by the Borrower with respect to any payments hereunder, the Borrower shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld or deducted.

      (b) Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(3) of the Internal Revenue Code of 1986) shall submit to the Borrower on or before the Effective Date (or, in the case of a Person that becomes a Lender after the Effective Date by assignment or pursuant to
Section 2.5 promptly upon such assignment or funding) two duly completed and signed copies of either (1) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement or (2) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement. Each such Lender shall, from time to time after submitting either such form, submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the Borrower or the Agent and (2) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement. Upon the reasonable request of the Borrower or the Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person" shall submit to the Borrower and the Agent a certificate to the effect that it is such a "United States person".

      (ii) If any Lender which is not a "United States person" determines that it is unable to submit to the Borrower and the Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact.

      (iii) The Borrower shall not be required to pay any additional amount in respect of Taxes to any Lender if and only to the extent that (A) such Lender is subject to such Taxes on the Effective Date (or in the case of a Person that became a Lender after the Effective Date by assignment or pursuant to
Section 2.5 on the date of such assignment or funding) or would be subject to such Taxes on such date if a payment under this Agreement has been received by it on such date; (B) such Lender becomes subject to such Taxes subsequent to the date referred to in clause (A) above (or in the case of a Lender which is not a "United States person", the first date on which it delivers the appropriate form or certificate to the Borrower as referred to in clause (b) of this Section) as a result of a change in the circumstances of such Lender (other than a change in applicable law), including without limitation a change in the residence, place of incorporation or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or as a result of the sale by the Lender of participating interests in such Lender's creditor position(s) hereunder; or (C) such Taxes would not have been incurred but for the failure of such Lender to file with the appropriate tax authorities and/or provide to the Borrower any form or certificate that it was required so to do pursuant to clause (b) of this Section, unless the Lender is not entitled to provide such form or certificate as a result of a change in applicable law after the Effective Date (or in the case of a Person that became a Lender after the Effective Date by assignment or pursuant to Section 2.5 the date of such assignment or funding).

      (iv) Within thirty (30) days after the written reasonable request of the Borrower, each Lender shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes paid by the Borrower hereunder or making payment of Taxes hereunder; provided, however, that no Lender shall be required to furnish to the Borrower any financial information with respect to itself or other information which it considers confidential.

      (v) The Borrower shall have the right to require any Lender which is not a "United States person" to which the Borrower is required to make additional payments pursuant to
Section 5.6 hereof on account of Taxes (or would, upon payment to such Lender of an amount hereunder, be so required) to assign such Lender's total Loans and Commitments to one or more banks or financial institutions identified by the Borrower and acceptable to the Agent at a purchase price equal to the then outstanding amount of all principal, interest, fees and other amounts then owed to such Lender.

      SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided herein (including as set forth in Section 2.3 and Section 4.5), all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. To the extent the Agent receives such funds prior to 12:00 noon, New York time, the Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Letter of Credit in excess of its Percentage of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

           (a) the amount of such selling Lender's required repayment to the purchasing Lender to

           (b)  the total amount so recovered from the purchasing
      Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 5.9. Setoff. Each Lender shall, upon the occurrence of any event or condition described in clauses (f) and
(g) of Section 10.1 of the U.S. Credit Agreement or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section
5.8.  Each Lender agrees promptly to notify the Borrower and the

Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 5.10. Use of Proceeds. The Borrower shall apply the proceeds of each Credit Extension in accordance with the fifth recital.


                            ARTICLE VI

                      CONDITIONS PRECEDENT

      SECTION 6.1. Initial Credit Extension. The obligations of the Lenders to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

      SECTION 6.1.1.  Resolutions, etc.  The Agent shall have
received from the Borrower four originally executed copies of a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

           (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other
      Loan Document to be executed by it; and

           (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

      SECTION 6.1.2. Delivery of Note. Scotiabank shall have received its Note duly executed and delivered by the Borrower.

      SECTION 6.1.3. Security Agreement. The Agent shall have received four originally executed copies of executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with

           (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the

      Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Security Agreement; and

           (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person (other than under or in respect of the U.S. Credit Agreement) in any collateral described in the Security Agreement previously granted by any Person, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request from such Persons.

      SECTION 6.1.4. Certificates as to No Default, etc. No default shall have occurred and be continuing in the performance of any affirmative or negative covenants contained in the U.S. Credit Agreement, none of the events described in clauses (a),
(b), (d), (f), (g), (h), (i), (j), (k), or (l) of Section 10.1 of
the U.S. Credit Agreement shall have occurred, and no Event of Default shall have occurred or would occur under the U.S. Credit Agreement or would result from the issuance of any Letter of Credit or the making of any Loan, and the Agent shall have received four originally executed certificates dated the Effective Date from an Authorized Officer of the Borrower certifying as to the above.

      SECTION 6.1.5. ASCO Debt, etc. The Agent to the U.S. Credit Agreement shall have consented to the partial replacement of ASCO for purposes of the definition of "ASCO" in the U.S. Credit Agreement and the Agent shall be satisfied that Indebtedness under this Agreement will constitute permitted "ASCO Debt" under the U.S. Credit Agreement or is otherwise permitted under the U.S. Credit Agreement, all to be evidenced and satisfied by the execution and delivery by the parties thereto of a letter in substantially the form of Exhibit J hereto.

      SECTION 6.1.6. Intercreditor Agreement. The Agent under the U.S. Credit Agreement shall have entered into the ASCO
Intercreditor Agreement (as defined in the U.S. Credit Agreement) with the Agent hereunder (with sufficient originally executed copies for each Lender).

      SECTION 6.1.7. No Material Adverse Change. Since December 31, 1992, there shall have been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, and the Agent shall have received four originally executed certificates from an Authorized Officer of the Borrower certifying as such.

      SECTION 6.1.8.  Tradexpress Agreement.  The Agent shall
have received a completed Tradexpress Transmission Agreement, duly executed and delivered by the Borrower and the Issuer in substantially the form of Exhibit I hereto.

      SECTION 6.1.9. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from

           (a) Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower, substantially in the form of Exhibit G hereto; and

           (b) Mayer, Brown & Platt, counsel to the Agent, substantially in the form of Exhibit H hereto.

      SECTION 6.1.10. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses
(i) previously agreed to between the Agent and the Borrower,
(ii) as otherwise due and payable pursuant to Section 3.3 and, if then invoiced, Section 11.3, and (iii) all fees and other amounts payable to Scotiabank that have accrued through (and including) the Effective Date or that are otherwise payable to Scotiabank under the terms of the Existing Letter of Credit Facility.

      SECTION 6.1.11. Delivery of Form 1001 or 4224. The Agent shall have received two executed copies of either Internal
Revenue Service Form 1001 or Form 4224, as applicable, from each
Lender.

      SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial
Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

      SECTION 6.2.1.  Compliance with Warranties, No Default,
etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct

           (a) no event or circumstances has occurred and is continuing, or would result from the making of such Credit Extension, which constitutes a Default, or which when considered by itself or together with other past or then existing events or circumstances, constitutes or would constitute a material adverse change in the business prospects or financial condition of the Borrower and its Subsidiaries taken as a whole;

           (b) no event of default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an event of default shall have occurred and be continuing in the performance of any affirmative and negative covenants contained in Sections 8 and 9 of the U.S. Credit Agreement and regardless of whether such U.S. Credit Agreement is terminated, unless in connection with such termination a replacement credit facility to which the Required Lenders hereunder have approved is entered into in which case, the affirmative and negative covenants in such facility shall become the subject of this clause (b); and

           (c)  none of the events described in clauses (a), (b),
      (d), (f), (g), (h), (i), (j), (k) or (l) of Section 10.1 of
      the U.S. Credit Agreement (without giving effect to any termination of the U.S. Credit Agreement, unless in connection with such termination a replacement credit facility to which the Required Lenders hereunder have approved, in which case the analogous provisions of such replacement credit facility shall become the subject of this clause (c)), shall have occurred and be continuing.

      SECTION 6.2.2. Credit Request. To the extent that Loans are made in accordance with clause (b) of Section 2.3 or the Borrower requests that the Issuer issue a Letter of Credit other than by means of notification in accordance with the terms of the Tradexpress Agreement, the Agent shall have received a Borrowing Request or Issuance Request (in the form of Exhibit B hereto), as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 and the representations and warranties contained in Section 3.1 of the Security Agreement are in each case true and correct.

      SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent; the Agent shall have received all information, approvals, opinions, documents or instruments as the Agent may reasonably request.

                           ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VII.

      SECTION 7.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (as defined in the U.S. Credit Agreement (provided, that clause (iii) of such definition shall be deemed to refer to the first priority Lien in favor of the Issuer on the Goods and the second priority Lien (if any) on Inventory created by the Security Agreement)), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

           (a)  contravene the Borrower's Organic Documents;

           (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

           (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties, except pursuant to the terms of the Security Agreement.

      SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a

"holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 7.4. Validity, etc. This Agreement constitutes, and the Note and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors rights generally and by general equity principles.

      SECTION 7.5.  No Material Adverse Change.  Since
December 31, 1992, there has been no material adverse change in the business, prospects or financial condition of the Borrower and its Subsidiaries, taken a whole.

      SECTION 7.6. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower and its Subsidiaries, taken as a whole, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, business or prospects of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

      SECTION 7.7. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 7.8. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. The parties acknowledge and agree that nothing contained in this Section shall constitute a representation or warranty by the Borrower as to the future financial performance or the results of operations of the Borrower; provided, however, that any projections delivered pursuant to this Agreement have been (and will be) prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the date hereof, are reasonable and represent the Borrower's good faith estimate of its future financial performance.


                           ARTICLE VIII

                            COVENANTS


      SECTION 8.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 8.1.

      SECTION 8.1.1. Financial Information, Reports, Notices, etc. Unless the information set forth below is otherwise delivered to a Lender under the terms of the U.S. Credit Agreement, the Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

           (a) unaudited, quarterly, consolidated and/or consolidating financial statements of the Borrower within 45 days of the end of each of the first 3 Fiscal Quarters of each of its Fiscal Years, certified by the chief financial Authorized Officer of the Borrower;

           (b)  audited, annual, consolidated and/or
      consolidating financial statements of the Borrower within 90 days of each Fiscal year;

           (c) on each date that a financial statement of the Borrower is deliverable to the Lenders, the certificate of the Borrower, signed by an Authorized Officer of the Borrower certifying that no Default or Event of Default under this Agreement has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth details of such Default or Event of Default and the actions that the Borrower has taken or proposes to take with respect thereto;

           (d) on each date that a financial statement of the Borrower is deliverable to the Lenders such financial calculations as are provided pursuant to the U.S. Credit
      Agreement;

           (e) as soon as possible and in any event within two Business Days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

           (f) as soon as possible and in any event within two Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 7.6 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in
      Section 7.6, notice thereof and copies of all documentation relating thereto;

           (g) promptly after the sending or filing thereof, copies of all Forms 10Q and 10K reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange; and

           (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

      SECTION 8.1.2. Corporate Existence. The Borrower will at all times maintain and preserve its corporate existence.

      SECTION 8.1.3. Security. The Borrower covenants and agrees to give to the Agent, for the benefit of the Lender Parties (as defined in the Security Agreement), solely to secure the Borrower's obligation to reimburse the Issuer for Disbursements under a Letter of Credit (and to pay fees in respect of such Letter of Credit), from time to time security by way of the Goods (as such term is defined in the Security Agreement) and with respect to any Goods, all documents of title (including bills of lading, air way bills, ocean bills, warehouse receipts and other documents, instruments and other evidence of title) issued in respect of such Goods, all contracts, contract rights and policies or certificates of insurance specifically relating to such Goods.

      SECTION 8.1.4. Insurance of Goods. The Borrower covenants and agrees to keep the Goods insured in amounts, against risks, and with companies satisfactory to the Agent (with loss payable to the Agent and the Agent under the U.S. Credit Agreement) and covenants to deliver the policies or certificates of insurance to the Agent, and in the event that the Borrower fails to keep the Goods insured or the insurance is for any reason unsatisfactory to the Agent, the Agent may, at the expense of the Borrower, obtain insurance satisfactory to the Agent.

      SECTION 8.1.5. Possession, etc. Until payment by the Borrower to the Agent of all Obligations with respect to a particular Letter of Credit secured by Goods, the Agent, on behalf of the Lenders, shall, subject to the terms of the Intercreditor Agreement, have the absolute right and title to and the unqualified right to the possession and disposal of the Goods covered by such Letter of Credit, whether or not released to the Borrower on trust or bailee receipt or otherwise, and all documents of title (including bills of lading, air way bills, ocean bills, warehouse receipts and other documents, instruments or other evidence of title) issued in respect of the Goods relating to such Letter of Credit, all contracts, contract rights and policies or certificates of insurance specifically relating to such Goods under such Letter of Credit (all of the foregoing shall be referred to herein as the "Subject Property" under such Letter of Credit) and shall, subject to the terms of the Intercreditor Agreement, be entitled to exercise all rights as an unpaid seller of such Goods. As more fully set forth in the Security Agreement, Goods as to a particular Letter of Credit shall be assigned and pledged to the Agent for the benefit of the Lender Parties (as defined in the Security Agreement) as security for the fulfillment and payment of the Obligations in respect of such Letter of Credit and Inventory (as defined in the Security Agreement) shall be assigned and pledged to the Agent for the benefit of the RL Lenders as security for the fulfillment and payment of the Obligations in respect of the Loans made to reimburse the Issuer in respect of any Letter of Credit, and the Agent (for the benefit of the Lenders), whenever it thinks fit, may without notice to the Borrower, without prejudice to any of its claims or rights against the Borrower and at the cost and expense of the Borrower, place the Goods in charge of any broker, warehouseman or other agent, either for storage or for sale, and the Agent (for the benefit of the Lenders) shall not incur any liability whatever for the default of any such broker, warehouseman or other agent.

      SECTION 8.1.6. Partial Shipments. The Borrower covenants and agrees that if a Letter of Credit does not specify the unit price of the Goods and does not state that partial shipments are not permitted, the Issuer shall be entitled to be paid the full amount of any Draft honored in respect of a partial shipment notwithstanding that it is for an amount that is disproportionate to the relative partial shipment.

      SECTION 8.1.7. Licenses. The Borrower covenants and agrees to obtain promptly all necessary permissions and licenses in respect of the shipping, export and import of the Goods and covenants to comply with all foreign and domestic governmental requirements with regard thereto, the whole to the exoneration of the Issuer and the Lenders, and covenants to deliver to the Agent such certificates in respect thereof as it may require from time to time.

      SECTION 8.1.8. Sale Upon Default. As more fully set forth in the Security Agreement, the Borrower agrees that the Agent, on behalf of the Lenders, whenever in its discretion it deems it necessary for its protection, so long as the Borrower is in default of its repayment Obligations under a Letter of Credit or with respect to a Loan (after giving effect to any grace period), may, without regard to the maturity of any of the other Obligations, and with notice to the Borrower of not less than 24 hours (but subject to the terms of the Intercreditor Agreement), sell by public or private sale or realize in such other manner as the Agent thinks fit all or any of the Goods in respect of such Letter of Credit or Inventory (as defined in the Security Agreement) in respect of any Loan, before or after arrival and whether or not released to the Borrower on trust or bailee receipt or otherwise, upon such terms and conditions and for such price in money or other consideration as the Agent thinks fit; and the Borrower covenants that, subject to the terms of the Intercreditor Agreement, any moneys received by the Agent as proceeds of any such sale, after deduction of all fees and expenses in connection therewith which with interest shall be borne by the Borrower, shall be applied against the Obligations in respect of such Letter of Credit (in the case of Goods) or Loans (in the case of Inventory) as the Agent thinks fit and the Borrower shall remain liable for and covenants to pay to the Agent (for the benefit of the Lenders) or the RL Lenders on demand the balance of the Obligations in respect of such Letter of Credit or Loans, as the case may be.

      SECTION 8.1.9. Additional Security. The Borrower covenants and agrees that it will cause Warner's of Canada Ltd. and Warner's (United Kingdom) Limited each to use their best efforts to provide the RL Lenders with a sole second priority lien on all or substantially all of the assets that such Person owns in Canada and the United Kingdom, respectively, as additional security for the Loans and cause ASCO International Sourcing Limited (or its applicable affiliates or assigns) to release its liens on such assets as soon as possible following the Effective Date.

                            ARTICLE IX

                        EVENTS OF DEFAULT

      SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

      SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of (i) any principal of or interest on any Loan, (ii) any Reimbursement Obligation, or (iii) any fee or of any other Obligation, and in each case such default in payment or prepayment shall continue unremedied for more than one Business Day from the date such payment or prepayment was due.

      SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made or deemed made in any material respect.

      SECTION 9.1.3.  Non-Performance of Certain Covenants and
Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 8.1.2 or under any other covenant which is impossible to remedy.

      SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of ten Business Days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

      SECTION 9.1.5. Default Under U.S. Credit Agreement. Any Event of Default (as defined in the U.S. Credit Agreement) or any replacement credit facility shall have occurred, and any or all of the Indebtedness of the Borrower thereunder shall have become due and payable in accordance with Section 10.1 thereof (or similar section of any replacement credit facility).

      SECTION 9.1.6. Bankruptcy, Insolvency, etc. Any event or condition described in clauses (f) or (g) of Section 10.1 of the U.S. Credit Agreement (or similar provision of any replacement credit facility) shall have occurred and be continuing.

      SECTION 9.1.7. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; the Borrower or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, (i) with respect to the Goods, cease to be a perfected first priority Lien, and (ii) with respect to Inventory (as such term is defined in the Security Agreement), cease to be a perfected, second priority Lien, in each case subject only to those exceptions expressly permitted by such Loan Document or pursuant to the Intercreditor Agreement.

      SECTION 9.2. Action Upon Bankruptcy. If any Event of Default described in Section 9.1.6 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 9.3. Action Upon Other Event of Default. If any Event of Default (other than any Event of Default described in Section 9.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations in respect of the Loans or otherwise to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                            ARTICLE X

                            THE AGENT

      SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 10.2. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

      SECTION 10.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

           (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

           (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

      SECTION 10.5. Loans or Letters of Credit Issued by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Loans made by it or any of its affiliates, (y) the Notes held by it or any of its affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if Scotiabank were not the Agent hereunder.

      SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.


                            ARTICLE XI

                     MISCELLANEOUS PROVISIONS

      SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

           (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

           (b) modify this Section 11.1, change the definition of "Required Lenders", increase any Commitment Amount or (except as otherwise contemplated by this Agreement) the Percentage of any Lender, reduce any fees described in
      Article III, release any collateral security, except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

           (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

           (d) affect adversely the interests, rights or obligations of the Issuer in its capacity as the Issuer shall be made without the consent of the Issuer; or

           (e) affect adversely the interests, rights or obligations of the Agent in its capacity as the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

      SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

           (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

                      (b) the filing, recording, refiling or rerecording of the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Security Agreement, and

           (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower covenants to pay on demand all reasonable costs and expenses of the Agent, the Issuer and the Lenders incurred in the enforcement of the Agent's, the Issuer's or any Lender's rights under this Agreement and any Loan Document and, further, covenants that it will indemnify the Agent, the Issuer and the Lenders on demand against all loss or damage to such Persons arising out of the issuance of or other action taken by such Persons in connection with any Letter of Credit or Loan including, without limitation, the costs relating to any legal process instituted by any party restraining or seeking to restrain the Issuer from accepting or paying any Letter of Credit or Draft. The Borrower also agrees that neither the Agent, the Issuer or any Lender shall have any liability to it for any reason in respect of the issuance of any Letter of Credit or Loan other than on account of such Agent's, Issuer's or Lender's gross negligence or wilful misconduct. All payments to be made to the Agent, the Issuer and the Lenders hereunder shall, subject to
Section 5.6, be made for value on the date due and free of any withholding tax or levy, other than taxes imposed on the net income of the Agent, the Issuer or a Lender, and the Borrower covenants that such taxes or levies, other than as excepted, shall be paid by the Borrower. The provisions of this paragraph will survive payment in full hereunder.

      SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

           (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit; or

           (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article VI not to make any Credit Extension);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct.

      SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.7.  Headings.  The various headings of this
Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

      SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 11.10.  Successors and Assigns.  This Agreement
shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns;
provided, however, that:

           (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

           (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

                 SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

                 SECTION 11.11.1.  Assignments.  Any Lender,

           (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

           (b) with the consent of the Issuer, and notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its affiliates or to any other Lender or any Lender under the U.S. Credit Agreement

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or a fraction of such Lender's total Loans and Commitments; provided, that after giving effect to such assignment or transfer, such Lender and its Assignee Lender shall each hold not less than $5,000,000 of Loans and/or Commitments; provided, further, that the Borrower shall not be required to pay an amount under Section 5.6 that is greater than the amount which it would have been required to pay had no assignment been made and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

           (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

           (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment
      Agreement, accepted by the Agent, and

           (e) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement with respect to the assignment of Loans, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing in this Section shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans and to issue or participate in Letters of Credit) under this Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowing made by such Lender from such Federal Reserve Bank.

                 SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

           (a)  no participation or sub-participation
      contemplated in this Section 11.11 shall relieve such

      Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

           (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

           (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

           (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1, and

           (e) the Borrower shall not be required to pay any amount under Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

      SECTION 11.12. Acknowledgement. Notwithstanding anything herein to the contrary, the Lenders hereby acknowledge and agree that the obligations of the Borrower with respect to Letters of Credit and Loans are not and shall not be guaranteed by The Warnaco Group, Inc. or any of its Subsidiaries nor are any such Obligations secured or to be secured by any assets of the Borrower, The Warnaco Group, Inc. or any of its Subsidiaries, other than (i) the security interest in Goods securing the Borrower's Obligations in respect of the Letters of Credit pursuant to which such Goods were financed, (ii) the security interest in Inventory (as defined in the Security Agreement) to the extent set forth in the Intercreditor Agreement in respect of Loans made in respect to the Reimbursement Obligations related to such Letters of Credit, and (iii) the security interest in all or substantially all of the assets of Warner's (United Kingdom) Limited and Warner's of Canada Ltd. as security only for the Loans (and Obligations in respect of the Loans). The Lenders, the Issuer and the Borrower acknowledge that the Lenders under the U.S. Credit Agreement are relying on this paragraph and this paragraph may not be amended or terminated (except as a result of a termination of this Agreement) without the prior written consent of the Agent and Paying Agent (as such terms are defined in the U.S. Credit Agreement).

      SECTION 11.13. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its affiliates in which the Borrower or such affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.
THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 11.15. Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE ISSUER OR THE BORROWER. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THE BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 11.16. UCP; etc. (a) The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") shall in all respects apply to each Letter of Credit issued hereunder and shall be deemed for such purpose to be a part hereof as if fully incorporated herein. In the event of any conflict between the UCP and the governing law of the Agreement, the UCP shall prevail to the extent necessary to remove the conflict.

      (b) In the event of any issuance of a further Letter of Credit for which the Borrower may apply from time to time hereafter, or, of any extension of the maturity or time for presentation of any Draft, or, of any renewal, extension or increase in the amount of a Letter of Credit or any other modifications of its terms, in each case with the consent or at the request of the Borrower, the terms of the Agreement shall continue in force and apply to the further Letter of Credit so issued, or, to a Letter of Credit so renewed, extended, increased or otherwise modified, or, to any, Draft, document or property covered thereby and to any action taken by the Issuer or its agents or correspondents in accordance with such issuance, renewal, extension, increase or other modification.

      SECTION 11.17. Usury Restraint. The provisions of this Agreement shall be subject to any applicable law, regulation, order, rule or direction (a "Usury Restraint") which prohibits or restricts the charging, receipt or retention of interest or other amounts at the rates and amounts set forth herein (the "Stated Rate") in excess (the "Excess") of the maximum rates or amount (the "Maximum Rate") stipulated in the Usury Restraint. The provisions of this Agreement shall not require the payment or permit the collection of interest in excess of the Maximum Rate from time to time. If the Lenders comply (whether or not required to do so at law) with such Usury Restraint then, to the extent permitted by law, a subsequent reduction in the Stated Rate below the Maximum Rate shall be deemed not to reduce the Stated Rate below the Maximum Rate until the total amount of interest and other amounts earned and retained, measured by a dollar amount, equals the amount of interest and other amounts which would have been earned and retained hereunder, inclusive of the Excess, measured by a dollar amount, if the Stated Rate had not been held at the Maximum Rate or any amount had not been refunded to the Borrower.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             WARNACO INC.


                             By________________________________
                               Title:

                             Address:  90 Park Avenue
                                       New York, New York  10016

                             Facsimile No.:  212-687-0480

                             Attention:  Chief Financial Officer



                             THE BANK OF NOVA SCOTIA,
                               as Agent


                             By________________________________
                               Title:

                             Address:  One Liberty Plaza
                                       New York, New York  10006

                             Facsimile No.:  212-225-5090

                             Attention:  Kevin Clark

      INITIAL
    PERCENTAGE                          LENDERS

            LETTERS
LOANS      OF CREDIT

100%       70.00000%         THE BANK OF NOVA SCOTIA


                             By_________________________________
                               Title:

                             Domestic
                             Office:  One Liberty Plaza
                                      New York, New York 10006

                             Facsimile No.: 212-225-5090
                             Attention:  Kevin Clark

                             LIBOR
                             Office:  One Liberty Plaza
                                      New York, New York 10006

                             Facsimile No.: 212-225-5090
                             Attention:  Kevin Clark

            LETTERS
LOANS      OF CREDIT

  0%       20.00000%         MITSUI NEVITT CAPITAL CORPORATION


                             By_________________________________
                               Title:

                             Domestic
                             Office:  330 Madison Avenue
                                      New York, New York  10017

                             Facsimile No.:  212-949-7205

                             Attention:  Jerry Parisi
                                         Vice President



  0%       10.00000%         SOCIETE GENERALE, NEW YORK BRANCH


                             By_________________________________
                               Title:

                             Domestic
                             Office:  50 Rockefeller Plaza
                                      New York, New York  10020

                             Facsimile No.:  212-581-8752

                             Attention:  Jan Wertlieb
                                         Vice President


  ____    __________
  100%       100%

                                                            SCHEDULE A


                      EXISTING LETTERS OF CREDIT


AMOUNT         DATE                BENEFICIARY              L/C NO.























































                           TABLE OF CONTENTS

                                                                  PAGE


                               ARTICLE I

                   DEFINITIONS AND ACCOUNTING TERMS

     1.1.      Defined Terms. . . . . . . . . . . . . . . . . . .    2
     1.2.      Use of Defined Terms . . . . . . . . . . . . . . .   12
     1.3.      Cross-References . . . . . . . . . . . . . . . . .   13
     1.4.      Accounting and Financial Determinations. . . . . .   13

                              ARTICLE II

              COMMITMENTS, BORROWING PROCEDURES AND NOTES

     2.1.      Commitments. . . . . . . . . . . . . . . . . . . .   13
     2.1.1.    Loan Commitment. . . . . . . . . . . . . . . . . .   13
     2.1.2.    Commitment to Issue Letters of Credit. . . . . . .   14
     2.1.3.    Lenders Not Permitted or Required To Make Loans or
                Issue Letters of Credit Under Certain
                Circumstances . . . . . . . . . . . . . . . . . .   14
     2.2.      Reduction of Commitment Amounts. . . . . . . . . .   15
     2.3.      Borrowing Procedure. . . . . . . . . . . . . . . .   15
     2.4.      Continuation and Conversion Elections. . . . . . .   16
     2.5.      Funding. . . . . . . . . . . . . . . . . . . . . .   16
     2.6.      Notes. . . . . . . . . . . . . . . . . . . . . . .   17
     2.7.      Extension of Commitment Termination Date . . . . .   17

                              ARTICLE III

              REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     3.1.      Repayments and Prepayments . . . . . . . . . . . .   17
     3.2.      Interest Provisions. . . . . . . . . . . . . . . .   18
     3.2.1.    Rates. . . . . . . . . . . . . . . . . . . . . . .   19
     3.2.2.    Post-Maturity Rates. . . . . . . . . . . . . . . .   20
     3.2.3.    Payment Dates. . . . . . . . . . . . . . . . . . .   20
     3.3.      Fees . . . . . . . . . . . . . . . . . . . . . . .   20
     3.3.1.    Letter of Credit Face Amount Fee . . . . . . . . .   20
     3.3.2.    Letter of Credit Issuing Fee . . . . . . . . . . .   21

                              ARTICLE IV

                           LETTERS OF CREDIT

     4.1.      Issuance Requests. . . . . . . . . . . . . . . . .   21
     4.2.      Issuances and Extensions . . . . . . . . . . . . .   22

                                                                  PAGE

     4.3.      Destruction of Goods, etc. . . . . . . . . . . . .   22
     4.4.      Other Lenders' Participation . . . . . . . . . . .   23
     4.5.      Disbursements. . . . . . . . . . . . . . . . . . .   24
     4.6.      Reimbursement; Outstanding Letters, etc. . . . . .   24
     4.7.      Deemed Disbursements . . . . . . . . . . . . . . .   26
     4.8.      Nature of Reimbursement Obligations. . . . . . . .   27
     4.9.      Existing Letters of Credit . . . . . . . . . . . .   27

                               ARTICLE V

                CERTAIN LIBO RATE AND OTHER PROVISIONS

     5.1.      LIBO Rate Lending Unlawful . . . . . . . . . . . .   28
     5.2.      Deposits Unavailable . . . . . . . . . . . . . . .   28
     5.3.      Increased LIBO Rate Loan Costs, etc. . . . . . . .   28
     5.4.      Funding Losses . . . . . . . . . . . . . . . . . .   29
     5.5.      Increased Capital Costs, etc . . . . . . . . . . .   29
     5.6.      Taxes. . . . . . . . . . . . . . . . . . . . . . .   30
     5.7.      Payments, Computations, etc. . . . . . . . . . . .   32
     5.8.      Sharing of Payments. . . . . . . . . . . . . . . .   33
     5.9.      Setoff . . . . . . . . . . . . . . . . . . . . . .   33
     5.10.     Use of Proceeds. . . . . . . . . . . . . . . . . .   34

                              ARTICLE VI

                         CONDITIONS PRECEDENT

     6.1.      Initial Credit Extension . . . . . . . . . . . . .   34
     6.1.1.    Resolutions, etc . . . . . . . . . . . . . . . . .   34
     6.1.2.    Delivery of Note . . . . . . . . . . . . . . . . .   34
     6.1.3.    Security Agreement . . . . . . . . . . . . . . . .   34
     6.1.4.    Certificates as to No Default, etc . . . . . . . .   35
     6.1.5.    ASCO Debt, etc . . . . . . . . . . . . . . . . . .   35
     6.1.6.    Intercreditor Agreement. . . . . . . . . . . . . .   35
     6.1.7.    No Material Adverse Change . . . . . . . . . . . .   35
     6.1.8.    Tradexpress Agreement. . . . . . . . . . . . . . .   36
     6.1.9.    Opinions of Counsel. . . . . . . . . . . . . . . .   36
     6.1.10.   Closing Fees, Expenses, etc. . . . . . . . . . . .   36
     6.1.11.   Delivery of Form 1001 or 4224. . . . . . . . . . .   36
     6.2.      All Credit Extensions. . . . . . . . . . . . . . .   36
     6.2.1.    Compliance with Warranties, No Default, etc. . . .   36
     6.2.2.    Credit Request . . . . . . . . . . . . . . . . . .   37
     6.2.3.    Satisfactory Legal Form. . . . . . . . . . . . . .   37

                              ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES

     7.1.      Organization, etc. . . . . . . . . . . . . . . . .   38

                                                                  PAGE

     7.2.      Due Authorization, Non-Contravention, etc. . . . .   38
     7.3.      Government Approval, Regulation, etc . . . . . . .   38
     7.4.      Validity, etc. . . . . . . . . . . . . . . . . . .   39
     7.5.      No Material Adverse Change . . . . . . . . . . . .   39
     7.6.      Litigation, Labor Controversies, etc . . . . . . .   39
     7.7.      Regulations G, U and X . . . . . . . . . . . . . .   39
     7.8.      Accuracy of Information. . . . . . . . . . . . . .   39

                             ARTICLE VIII

                               COVENANTS

     8.1.      Affirmative Covenants. . . . . . . . . . . . . . .   40
     8.1.1.    Financial Information, Reports, Notices, etc . . .   40
     8.1.2.    Corporate Existence. . . . . . . . . . . . . . . .   41
     8.1.3.    Security . . . . . . . . . . . . . . . . . . . . .   41
     8.1.4.    Insurance of Goods . . . . . . . . . . . . . . . .   41
     8.1.5.    Possession, etc. . . . . . . . . . . . . . . . . .   42
     8.1.6.    Partial Shipments. . . . . . . . . . . . . . . . .   42
     8.1.7.    Licenses . . . . . . . . . . . . . . . . . . . . .   43
     8.1.8.    Sale Upon Default. . . . . . . . . . . . . . . . .   43
     8.1.9.    Additional Security. . . . . . . . . . . . . . . .   43

                              ARTICLE IX

                           EVENTS OF DEFAULT

     9.1.      Listing of Events of Default . . . . . . . . . . .   44
     9.1.1.    Non-Payment of Obligations . . . . . . . . . . . .   44
     9.1.2.    Breach of Warranty . . . . . . . . . . . . . . . .   44
     9.1.3.    Non-Performance of Certain Covenants and
                Obligations . . . . . . . . . . . . . . . . . . .   44
     9.1.4.    Non-Performance of Other Covenants and Obligations   44
     9.1.5.    Default Under U.S. Credit Agreement. . . . . . . .   44
     9.1.6.    Bankruptcy, Insolvency, etc. . . . . . . . . . . .   44
     9.1.7.    Impairment of Security, etc. . . . . . . . . . . .   44
     9.2.      Action Upon Bankruptcy . . . . . . . . . . . . . .   45
     9.3.      Action Upon Other Event of Default . . . . . . . .   45

                               ARTICLE X

                               THE AGENT

     10.1.     Actions. . . . . . . . . . . . . . . . . . . . . .   45
     10.2.     Copies, etc  . . . . . . . . . . . . . . . . . . .   46
     10.3.     Exculpation .  . . . . . . . . . . . . . . . . . .   46
     10.4.     Successor . .  . . . . . . . . . . . . . . . . . .   47
     10.5.     Loans or Letters of Credit Issued by Scotiabank. .   47
     10.6.     Credit Decisions . . . . . . . . . . . . . . . . .   47

                                                                  PAGE

                              ARTICLE XI

                       MISCELLANEOUS PROVISIONS

     11.1.     Waivers, Amendments, etc . . . . . . . . . . . . .   48
     11.2.     Notices .  . . . . . . . . . . . . . . . . . . . .   49
     11.3.     Payment of Costs and Expenses. . . . . . . . . . .   49
     11.4.     Indemnification  . . . . . . . . . . . . . . . . .   50
     11.5.     Survival . . . . . . . . . . . . . . . . . . . . .   51
     11.6.     Severability . . . . . . . . . . . . . . . . . . .   51
     11.7.     Headings . . . . . . . . . . . . . . . . . . . . .   51
     11.8.     Execution in Counterparts, Effectiveness, etc  . .   51
     11.9.     Governing Law; Entire Agreement. . . . . . . . . .   51
     11.10.    Successors and Assigns . . . . . . . . . . . . . .   51
     11.11.    Sale and Transfer of Loans and Notes; Participations
                in Loans and Notes  . . . . . . . . . . . . . . .   52
     11.11.1.  Assignments  . . . . . . . . . . . . . . . . . . .   52
     11.11.2.  Participations . . . . . . . . . . . . . . . . . .   53
     11.12.    Acknowledgement. . . . . . . . . . . . . . . . . .   54
     11.13.    Other Transactions . . . . . . . . . . . . . . . .   54
     11.14.    Forum Selection and Consent to Jurisdiction. . . .   55
     11.15.    Waiver of Jury Trial . . . . . . . . . . . . . . .   55
     11.16.    UCP; etc . . . . . . . . . . . . . . . . . . . . .   56
     11.17.    Usury Restraint. . . . . . . . . . . . . . . . . .   56

SCHEDULE I - Disclosure Schedule

EXHIBIT A      -    Form of Revolving Note
EXHIBIT B      -    Form of Issuance Request
EXHIBIT C      -    Form of Borrowing Request
EXHIBIT D      -    Form of Continuation/Conversion Notice
EXHIBIT E      -    Form of Lender Assignment Agreement
EXHIBIT F      -    Form of Security Agreement
EXHIBIT G      -    Form of Opinion of Counsel to the Borrower
EXHIBIT H      -    Form of Opinion of Counsel to the Agent
EXHIBIT I      -    Form of Tradexpress Transmission Agreement
EXHIBIT J      -    Form of Side Letter

                                                 [CONFORMED COPY]
                                                      (EXHIBIT F)

                        SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Security Agreement"), dated as of July 16, 1993, made by WARNACO INC., a Delaware corporation (the "Grantor"), in favor of THE BANK OF NOVA SCOTIA, as agent (together with any successor(s) thereto in such capacity, the "Agent") for each of the Lender Parties (as defined below).


                       W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Grantor, the various commercial lending institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and the Agent, the Lenders have extended Commitments to make Credit Extensions to the Grantor;

     WHEREAS, as a condition precedent to the making of the initial Credit Extensions under the Credit Agreement, the Grantor is required to execute and deliver this Security Agreement; and

     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extensions) to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Lender Party, as follows:


                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Agent" is defined in the preamble.

     "Collateral" is defined in Section 2.1.










     "Credit Agreement" is defined in the first recital.

     "Goods" is defined in clause (a) of Section 2.1.

     "Grantor" is defined in the preamble.

     "Inventory" is defined in clause (b) of Section 2.1

     "Lender" is defined in the first recital.

     "Lender Party" means, as the context may require, any Lender, the Issuer or the Agent and each of its respective successors, transferees and assigns.

     "Lenders" is defined in the first recital.

     "Security Agreement" is defined in the preamble.

     "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

     SECTION 1.2.  Credit Agreement Definitions.  Unless
otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security
Agreement, including its preamble and recitals, with such meanings.


                            ARTICLE II

                        SECURITY INTEREST

     SECTION 2.1. Grant of Security. The Grantor hereby assigns and pledges to the Agent for its benefit and the benefit of each of the Lender Parties, and hereby grants to the Agent for its benefit and the benefit of each of the Lender Parties, a security interest in all of the following, whether now owned or hereafter existing or acquired (the "Collateral"):

          (a) all goods (including, without limitation, all inventory (the "Inventory")), wares, merchandise and other commodities purchased by or shipped to or to the order of
     (i) Scotiabank on behalf of the Grantor or (ii) the Grantor under or by virtue of or in connection with the issuance of a Letter of Credit (collectively being, in respect of each such Letter of Credit, the "Goods"); and

          (b) with respect to any Goods, all documents of title (including bills of lading, air way bills, ocean bills, warehouse receipts and other documents, instruments or other evidence of title) issued in respect of such Goods, all contracts, contract rights and policies or certificates of insurance specifically relating to such Goods.

Proceeds of clauses (a) and (b) shall not in any event constitute
Collateral.

     SECTION 2.2. Security for Obligations. The Collateral in respect of any Letter of Credit shall secure all Letter of Credit Obligations in respect of such Letter of Credit and no other Letter of Credit Obligations. "Letter of Credit Obligations" shall mean in respect of any Letter of Credit, all Obligations, including without limitation Reimbursement Obligations, of the Grantor incurred in connection with the issuance of such Letter of Credit, together with the Loans (and Obligations in respect thereof), if any, made to refund such Reimbursement Obligations. To the extent that a Reimbursement Obligation is funded or repaid with the proceeds of a Loan made by the RL Lenders, the specific Collateral that theretofore secured the payment of such Reimbursement Obligation shall thereafter solely secure the Loan made by the RL Lenders, notwithstanding any provisions to the contrary contained in the Credit Agreement (including the provisions of Section 5.8 of the Credit Agreement). After a disbursement under a Letter of Credit, the Issuer shall only release and convey title to the Borrower in the Goods delivered by virtue of such Letter of Credit if and when the Borrower has (either through the making of Loans, Swingline Loans or otherwise) repaid the Issuer in full all Reimbursement Obligations in respect of such Letter of Credit.

     SECTION 2.3.  Continuing Security Interest; Transfer of
Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until payment in full of all Obligations and the termination of all Commitments,

          (b) be binding upon the Grantor, its successors, transferees and assigns, and

          (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each other Lender Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article X of the Credit Agreement. Upon the later to occur of the payment in full of all Obligations with respect to (i) payments due to the Issuer under a specific Letter of Credit or
(ii) any Loan that has been made to refund or repay a Reimbursement Obligation attributable to such Letter of Credit, the security interest granted hereunder in the Collateral that was purchased or shipped by virtue of such Letter of Credit or Loan, as the case may be, and all related Collateral shall terminate and all rights to such Collateral shall revert to the Grantor. Upon such termination, the Agent will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the release of the security interest in the Collateral that was so purchased or shipped. In addition, the Agent hereby acknowledges and agrees that upon the repayment of all Obligations and the termination of all Commitments, all security interests granted hereunder or under any Uniform Commercial Code financing (or other) statements shall cease to be effective and shall thereupon be released, without any further action on the part of the Agent, and the Agent shall execute and deliver to the Borrower all UCC-3 or similar termination statements necessary to reflect such termination.

     SECTION 2.4. Grantor Remains Liable. Anything herein to the contrary notwithstanding

          (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

          (b) the exercise by the Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

          (c) neither the Agent nor any other Lender Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Agent or any other Lender Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Grantor represents and warrants unto each Lender Party as set forth in this Article.

     SECTION 3.1.1. Location of Collateral, etc. All of the Inventory with a fair market value individually or in the aggregate in excess of $1,000,000 is located at the places
specified in Item A of Schedule I hereto.   Other than in
connection with the transit of such Inventory, none of the Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A of Schedule I hereto. The Grantor has no trade names on the Effective Date other than those set forth in Item B of Schedule I hereto. The Grantor has not changed its legal name to a name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization within the last year. If the Collateral includes any Inventory located in the State of California, the Grantor is not a "retail merchant" within the meaning of Section 9102 of the Uniform Commercial Code
- - - - Secured Transactions of the State of California.

     SECTION 3.1.2. Ownership, No Liens, etc. The Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interests created by this Security Agreement and under the U.S. Credit Agreement or related document. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Security Agreement or in respect of the U.S. Credit Agreement.

     SECTION 3.1.3.  Validity, etc.  This Security Agreement
creates a valid security interest in the Collateral, securing the payment of the Obligations.

     SECTION 3.1.4.  Authorization, Approval, etc.  No
authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

          (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor, or

          (b) for the perfection of or the exercise by the Agent of its rights and remedies hereunder, other than the filing of UCC-1 financing statements.

                            ARTICLE IV

                            COVENANTS

     SECTION 4.1. Certain Covenants. The Grantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding
Commitment, the Grantor will perform the obligations set forth in this Section.

     SECTION 4.1.1. As to Inventory. The Grantor hereby agrees that it shall keep all the Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 3.1.1 or, upon 30 days' prior written notice to the Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.1.3) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.2 shall have been taken with respect to such Inventory.

     SECTION 4.1.2. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including delivery to the Agent of all Goods as is necessary to provide the Agent with a possessory security interest in such Goods. With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law, provided, that the Agent agrees to deliver copies of such documents promptly after filing them with the applicable filing offices. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.


                            ARTICLE V

                            THE AGENT

     SECTION 5.1. Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement. The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2. Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor.

     SECTION 5.3. Agent Has No Duty. In addition to, and not in limitation of, Section 2.4, the powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.

     SECTION 5.4. Reasonable Care. The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                            ARTICLE VI

                             REMEDIES

     SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the terms of the Credit Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C.

     SECTION 6.2. Indemnity and Expenses. The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or wilful misconduct.

                           ARTICLE VII

                     MISCELLANEOUS PROVISIONS

     SECTION 7.1.  Loan Document.  This Security Agreement is a
Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Furthermore, this Security Agreement may not be amended without the written consent of the Agent under the U.S. Credit Agreement.

     SECTION 7.3. Addresses for Notices. All notices and other communications provided to any party hereto under this Security Agreement shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature in the Credit Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

     SECTION 7.4. Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

     SECTION 7.5. Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

     SECTION 7.6. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.7.  Intercreditor Agreement.  This Security
Agreement and the Liens, security interests, rights and remedies provided hereunder are subject to the terms of the Intercreditor
Agreement.

     IN WITNESS WHEREOF, the Grantor has caused this Security
Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                   WARNACO INC.


                                   By: /s/ Dariush Ashrafi
                                       Title: Senior Vice President
                                              & Chief Financial Officer



                                   THE BANK OF NOVA SCOTIA,
                                     New York Agency, as Agent


                                   By: /s/ Terry K. Fryett
                                       Title: Vice President

                                                              SCHEDULE I
                                                   to Security Agreement



Item A.   Location of Inventory.

1.        10 Water Street
          Waterville, ME  04901

2.        Intersection of Rts. 22 & 220
          Duncansville, PA  16635

3.        47-44 31st Street
          Long Island City, NY  11101


Item B.   Trade Names as of Effective Date.


          Blanche
          C.D. et Cie
          C.F. Hathaway
          Chaps & Co.
          Chaps by Ralph Lauren
          Christian Dior
          Exclusive Apparel
          Fruit of the Loom Bras
          Golden Bear
          Hathaway
          Jack Nicklaus/Golden Bear
          Jack Nicklaus
          Olga
          Olga's Christina
          Puritan
          Puritan Sportswear
          Scassi
          Valentino
          Warner's
          White Stag
          White Stag Sportswear
          Ungaro Lingerie